UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 9, 2008 (January 8, 2008)

(Date of earliest event reported)

BANK BUILDING CORPORATION

(Exact name of Registrant as specified in charter)

Virginia	33-64520	54-1714800
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1300 Kings Mountain Road, Martinsville, Virginia	24112
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code

(276) 656-1776

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Carter Bank & Trust (“Carter Bank”) and Bank Building Corporation (“Bank Building”) entered into a definitive Agreement and Plan of Merger, dated as of January 8, 2008 (the “Merger Agreement”), pursuant to which Bank Building will be merged with and into Carter Bank, with Carter Bank being the surviving company (the “Merger”).

Under the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of Bank Building common stock, no par value per share (“Bank Building Stock”), will be converted into validly issued, fully paid and nonassessable shares of common stock, par value $1.00 per share, of Carter Bank (“Carter Bank Stock”) based on a ratio to be determined after the receipt of appraisals of Bank Building’s real property from an independent real estate appraiser. The value of the consideration to be received for each share of Bank Building Stock will not be less than $20.86 per share based on a value of $9.25 per share of Carter Bank Stock. Based on the foregoing, the minimum implied exchange ratio is 2.255 shares of Carter Bank Stock for each share of Bank Building Stock. No fractional shares of Carter Bank Stock will be issued. Instead, each stockholder that would have been entitled to receive fractional shares of Carter Bank Stock will receive a cash payment equal to such fraction multiplied by $9.25.

Bank Building and Carter Bank have made customary representations, warranties and covenants in the Merger Agreement. In the Merger Agreement, Bank Building has covenanted not to solicit alternative transactions or, subject to certain exceptions, to enter into discussions concerning, or provide confidential information in connection with, an alternative transaction. Consummation of the merger is subject to a number of customary conditions, including, among other things, approval by the holders of two-thirds of all of the issued and outstanding shares of Bank Building Stock entitled to be voted thereon.

The Merger Agreement contains certain termination rights for both Bank Building and Carter Bank, and further provides that if the Merger Agreement is terminated under certain circumstances, including in order for Bank Building to pursue an offer from another party that is deemed by its board of directors in good faith to be superior or if a definitive agreement with a third party relating to an alternative business combination is entered into or consummated within six months of termination, Bank Building will pay Carter Bank a termination fee of $500,000.

A copy of the Merger Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

The Merger Agreement governs the contractual rights between the parties in relation to the Merger. The Merger Agreement has been filed as an exhibit to this Form 8-K to provide investors with information regarding the terms of the Merger. Except for its status as the contractual document that establishes and governs the legal relations among the parties with respect to the Merger, the Merger Agreement is not intended to modify or supplement any factual disclosures about Carter Bank or Bank Building in either company’s public reports filed with the Federal Deposit Insurance Company (the “FDIC”) or with the Securities and Exchange Commission (the “SEC”). In particular, the Merger Agreement is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Carter Bank or Bank Building.

As described above, the Merger Agreement contains representations and warranties that Carter Bank and Bank Building made to each other as of the date of the Merger Agreement or other specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between Carter Bank and Bank Building and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. Accordingly, you should not rely on the representations and warranties as accurate or complete or characterizations of the actual state of facts as of any specified date since they were intended to allocate risk between Carter Bank and Bank Building not to establish matters as facts. Furthermore, the representations and warranties may be subject to a contractual standard of materiality different from that generally applicable to stockholders and are modified in important part by the underlying disclosure schedules which are not filed publicly.

Item 8.01	Other Events

On January 8, 2008, Carter Bank and Bank Building issued a joint press release announcing that the two companies had entered into a definitive agreement to merge Bank Building with and into Carter Bank. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

*****

This Current Report on Form 8-K does not constitute a solicitation of a proxy, consent or authorization for or with respect to any meeting of, or action by written consent by, Bank Building’s stockholders. Any such solicitation will be made only pursuant to a separate proxy solicitation and/or consent solicitation materials complying with the requirements of Section 14(a) of the Securities Exchange Act of 1934, as amended. A definitive proxy statement/offering circular will be sent to security holders of Bank Building seeking their approval of the transactions contemplated by the merger agreement and related plan of merger. Investors and security holders will be able to obtain any such documents filed by Bank Building free of charge at the Securities and Exchange Commission’s website, http://www.sec.gov. Stockholders also may obtain free copies of any relevant documents filed by Carter Bank by requesting them in writing or by telephone from Mr. Worth Harris Carter, Jr., Carter Bank & Trust, 1300 Kings Mountain Road, Martinsville, Virginia 24112, (276) 656-1776. Stockholders are urged to read the proxy statement and any related materials carefully when they become available because these documents will contain important information.

The officers and directors of Bank Building may be deemed to be participants in the solicitation of proxies from its security holders in connection with the merger. Additional information regarding the interests of those participants may be obtained by reading the proxy statement regarding the proposed acquisition when it becomes available.

This Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy securities in any jurisdiction in which such solicitation would be unlawful.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and between Carter Bank & Trust and Bank Building Corporation, dated as of January 8, 2008.

99.1	Joint Press Release of Carter Bank & Trust and Bank Building Corporation, dated as of January 8, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK BUILDING CORPORATION

By:	/s/ Worth Harris Carter, Jr.
Worth Harris Carter, Jr.
Chairman of the Board and President

Dated: January 9, 2008

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and between Carter Bank & Trust and Bank Building Corporation, dated as of January 8, 2008.

99.1	Joint Press Release of Carter Bank & Trust and Bank Building Corporation, dated as of January 8, 2008.